UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 1, 2005

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey		07424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

A.           Acquisition of Crosstex International, Inc.

Effective as of August 1, 2005, Cantel Medical Corp. (“Cantel” or the “Company”) acquired Crosstex International, Inc. (“Crosstex”) through the acquisition of all of the issued and outstanding capital stock of Crosstex.  Crosstex is a manufacturer of high-quality, single-use infection prevention and control products for the dental profession. Upon the closing of the acquisition, Crosstex became a wholly-owned subsidiary of Cantel.  The discussion under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01 as if set forth herein.

B.                                  Amended and Restated Credit Facility

In conjunction with the acquisition of Crosstex, the Company entered into an amended and restated credit facility dated as of August 1, 2005 with its senior lenders to fund the cash consideration paid in the acquisition and costs associated with the acquisition, as well as to replace the Company’s existing working capital credit facilities. The new credit facilities include (i) a six-year $40.0 million senior secured amortizing term loan facility, (ii) a five-year $35.0 million senior secured revolving credit facility and (iii) a $15,750,000 interim term loan (the “Interim Term Loan”) that will be repaid by Cantel within ninety (90) days from the closing.  The senior lenders include Bank of America, N.A. (the lead bank), PNC Bank, National Association, and Wells Fargo Bank, National Association.  The Company intends to repay the Interim Term Loan through the repatriation of funds from its foreign subsidiaries.

Borrowings under the credit facilities bear interest at rates ranging from 0% to .75% above the lender’s base rate, or at rates ranging from 1.0% to 2.0% above the London Interbank Offered Rate (“LIBOR”), depending upon the Company’s consolidated ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”).  The current rate applicable to the outstanding borrowings are at the maximum rate indicated above.

The credit facility is secured by (i) substantially all assets of Cantel and its United States-based subsidiaries (including Minntech Corporation, Mar Cor Services, Inc. and Crosstex) and (ii) a pledge by Cantel of all of the outstanding shares of Minntech, Mar Cor and Crosstex owned by Cantel and 65% of the outstanding shares of Cantel’s foreign-based subsidiaries.

C.           Employment Agreement with James P. Reilly

On August 1, 2005, the Company entered into a new two-year employment agreement with James P. Reilly, President and Chief Executive Officer of the Company.  The employment agreement is effective as of August 1, 2005 and expires on July 31, 2007.

Mr. Reilly’s employment agreement provides for (i) an annual base salary of $450,000 during the fiscal year ending July 31, 2006 and $500,000 during the following fiscal year, and (ii) incentive compensation equal to 3-3/8% of his annual base salary for every one cent ($.01) increase in the Company’s diluted earnings per share (as adjusted in accordance with the agreement) for the current year over the prior year, but not to exceed 150% of Mr. Reilly’s annual base salary.  In the event Mr. Reilly elects to terminate his employment within 90 days following a “Change in Control” (as defined in the Agreement), Mr. Reilly will be entitled to receive an amount equal to (i) 150% of his base salary and bonus paid or accrued during fiscal 2005 if such termination occurs during the first subject year, and (ii) the greater of $500,000, or the sum of one year’s base salary and the amount of the incentive compensation paid for the most recently completed subject year.  In addition, any employee stock options held by Mr. Reilly will automatically vest and become fully exercisable in the event of a Change in Control.  The Agreement contains a non-competition provision applicable for one year following termination of Mr. Reilly’s employment.  During the five-year period following the termination of Mr. Reilly’s employment (for any reason), he will be paid a consulting fee of approximately $100,000 per year, adjusted by a cost of living formula.

Item 2.01               Completion of Acquisition or Disposition of Assets

Cantel entered into Stock Purchase Agreements dated as of August 1, 2005 with Crosstex International, Inc. (“Crosstex”) and each of the five stockholders of Crosstex, under which Cantel acquired all of the issued and outstanding capital stock of Crosstex.  Upon the closing of the acquisition, Crosstex became a wholly-owned subsidiary of Cantel.

Under the terms of the Stock Purchase Agreements, Cantel paid an aggregate purchase price of $74.2 million, comprised of approximately $67.4 million in cash and 384,821 shares of Cantel stock (valued at $6.8 million based on the average closing price of Cantel stock on the NYSE during the 10 trading days prior to closing). In addition, there is a further $12.0 million potential earnout payable to the sellers of Crosstex over three years based on the achievement by Crosstex of certain targets of adjusted EBIT (as defined in the agreements).  The cash portion of the purchase price is subject to adjustment based on the net asset value of Crosstex as of July 31, 2005.

The purchase price included the retirement of bank debt and certain other liabilities of Crosstex.  In addition, $2.9 million of the purchase price was placed in escrow for certain post-closing adjustments and as security for indemnification obligations of the Sellers.

Cantel financed the cash portion of the purchase price paid at closing through borrowings under an amended and restated credit facility described in Item 1.01 above.

Prior to the closing of the acquisition, none of the Sellers was affiliated with or related to Cantel in any way. The purchase price was determined by negotiations between Cantel and each of the Sellers.

Cantel is obligated to file a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the Cantel stock issued to the Sellers.  Subject to the conditions and limitations described in the Stock Purchase Agreements, Cantel has agreed that if the average sales price for shares sold by a Seller during the four month period following the effective date of the Registration Statement is less than $17.635 per Share, Cantel will pay to such Seller an amount equal to the product of (A) the difference between the $17.635 and the average sales price and (B) the number of shares sold by the Seller.

On August 3, 2005 the Company issued a press release announcing completion of the acquisition, a copy of which is filed with this Report on Form 8-K as Exhibit 99.1.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements in this Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include (but are not limited to) statements as to the expected benefits of the acquisition and to the financial condition of the combined company and other statements that may be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions. These forward-looking statements represent Cantel’s current intentions, plans, expectations, and beliefs, and are subject to risks, uncertainties, and other factors, many of which are beyond the control of Cantel, that may cause actual results to differ materially. These risk factors include, among other things, the possibility that Cantel will not realize the anticipated benefits and synergies of the acquisition; difficulties associated with successfully integrating Crosstex’ business into Cantel; the possible failure of Crosstex to retain and hire key executives, technical personnel and other employees; difficulties associated with Cantel managing its growth and the difficulty of successfully managing a larger organization; the possible failure of Crosstex to successfully manage its changing relationships with customers, suppliers, distributors, and strategic partners; the ability of Crosstex to compete in highly competitive markets characterized by changing technology; the ability of Crosstex to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements. and other factors that could cause actual results, performance or achievements of Cantel or Crosstex to differ materially from such forward-looking statements. Other factors that could affect Cantel or the combined company’s actual results include risks identified in Cantel’s annual or periodic reports filed with the SEC. All of the risk factors included in these filed documents are included herein by reference. The forward-looking statements included in this document are made only as of the date of this document. Cantel disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01                                             Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Financial statements for Crosstex are not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than October 17, 2005.

(b)           Pro Forma Financial Information.

Pro forma financial information is not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than October 17, 2005.

(c)                                  Exhibits

The following exhibits are filed herewith:

2.1           Stock Purchase Agreement dated as of August 1, 2005 among Cantel Medical Corp., Crosstex International, Inc. and Arlene Fisher.

2.2           Stock Purchase Agreement dated as of August 1, 2005 among Cantel Medical Corp., Crosstex International, Inc. and Frank Richard Orofino, Jr.

2.3           Stock Purchase Agreement dated as of August 1, 2005 among Cantel Medical Corp., Crosstex International, Inc. and Richard Allen Orofino.

2.4           Stock Purchase Agreement dated as of August 1, 2005 among Cantel Medical Corp., Crosstex International, Inc. and Gary Steinberg.

2.5           Stock Purchase Agreement dated as of August 1, 2005 among Cantel Medical Corp., Crosstex International, Inc. and Mitchell Steinberg.

10.1         Amended and Restated Credit Agreement dated as of August 1, 2005 among Cantel Medical Corp., Bank of America N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association (and Banc of America Securities LLC, as sole lead arranger and sole book manager)

10.2         Employment Agreement dated as August 1, 2005 between Cantel Medical Corp. and James P. Reilly.

99.1         Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ James P. Reilly
James P. Reilly,
President and Chief Executive
Officer

Date: August 5, 2005